UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): March 7, 2005

                            THE MIDDLEBY CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

          Delaware                     1-9973                   36-3352497
(State or Other Jurisdiction  (Commission File Number)        (IRS Employer
      of Incorporation)                                    Identification No.)

 1400 Toastmaster Drive, Elgin, Illinois                           60120
(Address of Principal Executive Offices)                        (Zip Code)

                                 (847) 741-3300
              (Registrant's telephone number, including area code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry Into Material Agreements.

     1. Employment Agreement With Executive Officer. On March 7, 2005, The Middleby Corporation (the "Company") and Middleby Marshall Inc. ("MMI") entered into an Employment Agreement (the "Employment Agreement") with Timothy J. FitzGerald , the Company's Vice President and Chief Financial Officer ("Mr. FitzGerald"), which supercedes both a severance agreement dated March 1, 2004 and a retention agreement dated July 22, 2004 (collectively, the "Prior Agreements"). The term of the Employment Agreement will continue until March 1, 2010, unless Mr. FitzGerald's employment is earlier terminated under the terms of the Employment Agreement.

     Under the Employment Agreement, Mr. FitzGerald will continue to serve as the Vice President and Chief Financial Officer of the Company and of MMI (collectively, the "Employer"). The Employer is obligated to pay Mr. FitzGerald an annual base salary of $250,000, and Mr. FitzGerald is eligible to earn an annual incentive bonus under the Company's management incentive compensation plan. The Company is also obligated to grant Mr. FitzGerald an aggregate of 50,000 shares of restricted stock of the Company pursuant to the terms and conditions set forth in a Restricted Stock Agreement further described below. The restricted shares granted to Mr. FitzGerald will vest ratably over a five year period, commencing on December 31, 2005 and will become fully vested on December 31, 2009, generally as long as Mr. FitzGerald remains employed by the Company on each applicable vesting date.

     Under the Employment Agreement, Mr. FitzGerald's employment may be terminated by the Employer or by Mr. FitzGerald at any time, or by the death of Mr. FitzGerald. If the Employer terminates Mr. FitzGerald's employment without "cause" (as defined in the Employment Agreement), or if Mr. FitzGerald terminates his employment within six months following a "change in control" of the Company (as defined in the Employment Agreement), Mr. FitzGerald will be entitled to a lump sum payment equal to two times the sum of: (a) Mr. FitzGerald's annual base salary for the full calendar year immediately prior to the date of termination, and (b) the greater of (i) the amount of his annual bonus paid under the Company's management incentive plan with respect to the full calendar year immediately prior to the year of termination and (ii) the average of Mr. FitzGerald's annual bonuses paid under the management incentive plan for each of the two calendar years immediately prior to the year of termination. Mr. FitzGerald will also be entitled to an additional payment (referred to as a "gross-up" payment) to cover the amount of any excise tax, including income taxes and excise taxes incurred with respect to the gross-up payment, in the event that any amount payable to him in connection with a change in control of the Company results in the excise tax imposed on "excess parachute payments" under the Internal Revenue Code.

     2. Restricted Stock Agreement With Executive Officers. On March 7, 2005, the Company entered into Restricted Stock Agreements substantially in the form filed herewith as Exhibit 10.2 (each, a "Restricted Stock Agreement") pursuant to the Company's 1998 Stock Incentive Plan ("Plan") with the following executive officers of the Company: (a) Selim A. Bassoul, Chairman, President and Chief Executive Officer of the Company and MMI ("Mr. Bassoul"), in connection with restricted stock granted to Mr. Bassoul in December 2004 and January 2005, which grants were previously disclosed on the Company's Current Report on Form 8-K filed on December 28, 2004(b) Mr. FitzGerald in connection with the restricted stock granted under the Employment Agreement. In addition to setting forth the vesting schedule of the restricted stock (as previously disclosed in the case of Mr. Bassoul and as described above, in the case of Mr. FitzGerald), the Restricted Stock Agreements provide that, among other things, the restricted stock will immediately vest if: (a) the Employer terminates the grantee's employment other than for "cause", or (b) the grantee terminates his employment within six months following a "change in control".

     Copies of the Employment Agreement and the form of Restricted Stock Agreement are attached hereto as Exhibits 10.1 and 10.2, respectively. The descriptions of the Employment Agreement and form of Restricted Stock Agreement in this Current Report on Form 8-K are qualified in their entirety by reference to the complete copies of the agreements attached hereto as exhibits.

Item 1.02       Termination of Material Definitive Agreements.

     In   connection   with   Mr.   FitzGerald's   Employment   Agreement,   the
PriorAgreements with Mr. FitzGerald have been terminated in their entirety.

ITEM 9.01.      Financial Statements and Exhibits.

                (c)     Exhibits.

Exhibit No.     Description
-----------     ----------------------------------------------------------------
Exhibit 10.1    Employment  Agreement, dated  March 7, 2005,  by and between The
                Middleby Corporation,  Middleby  Marshall  Inc.  and  Timothy J.
                FitzGerald

Exhibit 10.2 Form of Restricted Stock Agreement pursuant to The Middleby Corporation 1998 Stock Incentive Plan

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            THE MIDDLEBY CORPORATION


Dated: March 8, 2005                   By:  /s/ Timothy J. FitzGerald
                                            ------------------------------------
                                            Vice President and Chief Financial
                                            Officer

Exhibit No.     Description
-----------     ----------------------------------------------------------------
Exhibit 10.1    Employment Agreement,  dated  March 7, 2005,  by and between The
                Middleby  Corporation,  Middleby  Marshall  Inc.  and Timothy J.
                FitzGerald

Exhibit 10.2 Form of Restricted Stock Agreement pursuant to The Middleby Corporation 1998 Stock Incentive Plan